                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                  FORM  8-K/A
                               (Amendment No. 2)

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 13, 1998



                        Allin Communications Corporation
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State of Other Jurisdiction of Incorporation)



                0-21395                                   21-1795265
        (Commission File Number)               (IRS Employer Identification No.)



400 Greentree Commons, 381 Mansfield Avenue
       Pittsburgh, Pennsylvania                            15220-2751
 (Address of Principal Executive Offices)                  (Zip Code)


                                 (412) 928-8800
              (Registrant's Telephone Number, Including Area Code)

     This filing by Allin Communications Corporation (the "Company") is an amendment to the Company's Current Report on Form 8-K dated as of August 13, 1998 describing the Company's acquisition of all of the outstanding capital stock of KCS Computer Services, Inc., a Pennsylvania corporation ("KCS"), pursuant to a Stock Purchase Agreement among the Company and the shareholders of KCS. This filing updates certain information included in the Company's Report on Form 8-K/A (Amendment No.1) dated as of August 13, 1998, which provided certain financial information concerning KCS, including audited financial statements for the years ended December 31, 1996 and 1997, interim unaudited financial statements for the six months ended June 30, 1997 and 1998, and pro forma condensed consolidated financial information. This Report on Form 8-K/A (Amendment No. 2) provides certain financial information concerning KCS, including interim unaudited financial statements for the seven months ended July 31, 1998, and a pro forma condensed consolidated statement of operations for the nine months ended September 30, 1998. The information contained in this filing on Form 8 K/A (Amendment No. 2) should be read in conjunction with information set forth in the Company's filings on Form 8 K dated as of August 13, 1998 describing the acquisition of KCS and dated as of September 30, 1998 describing the Company's sale of its sports marketing subsidiary, SportsWave, Inc., and the closure of a Loan and Security Agreement with S&T Bank, a Pennsylvania banking association, and the Company's filing on Form 8-K/A (Amendment No. 1) dated as of August 13, 1998. The information contained in this filing should also be read in conjunction with the audited financial statements and notes for the years ended December 31, 1996 and 1997 contained in the Company's Annual Report on Form 10 K for the year ended December 31, 1997, and the Company's filings on Form 10 Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

     The Company's acquisition of KCS was effective for accounting purposes as of August 1, 1998.

Item 7.   Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired:

          Independent Auditors' Report

          Audited Balance Sheets of KCS Computer Services, Inc. as of December 31, 1997 and 1996 (previously filed)

          Audited Statements of Operations and Retained Earnings of KCS Computer Services, Inc. for the Years Ended December 31, 1997 and 1996 (previously filed)

          Audited Statements of Cash Flows of KCS Computer Services, Inc. for the Years Ended December 31, 1997 and 1996 (previously filed)

          Notes to Audited Financial Statements of KCS Computer Services, Inc. (previously filed)

          Unaudited Balance Sheets of KCS Computer Services, Inc. as of June 30, 1998 and 1997 (previously filed)

          Unaudited Statements of Operations and Retained Earnings of KCS Computer Services, Inc. for the Six Months Ended June 30, 1998 and 1997 (previously filed)

          Unaudited Statements of Cash Flows of KCS Computer Services, Inc. for the Six Months Ended June 30, 1998 and 1997 (previously filed)

          Notes to Unaudited Financial Statements of KCS Computer Services, Inc. (previously filed)

          Unaudited Balance Sheet of KCS Computer Services, Inc. as of July 31, 1998

          Unaudited Statement of Operations and Retained Earnings of KCS Computer Services, Inc. for the Seven Months Ended July 31, 1998

          Unaudited Statement of Cash Flows of KCS Computer Services, Inc. for the Seven Months Ended July 31, 1998

          Notes to Unaudited Financial Statements of KCS Computer Services, Inc.

(b)  Pro Forma Financial Information:

          Pro Forma Condensed Consolidated Balance Sheet as of June 30, 1998 (previously filed)

          Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1997 (previously filed)

          Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 1998 (previously filed)

          Notes to Pro Forma Condensed Consolidated Financial Statements (previously filed)

          Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1998

          Notes to Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 1998

(c)  Exhibits:

     2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc. (previously filed)

     3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

     3(i)(b) Certificate of Correction Relating to the Series B Redeemable Preferred Stock of the Registrant (previously filed)

     4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

     4.2 Form of Warrant for purchasers of Series B Redeemable Preferred Stock (previously filed)

     4.3 Promissory Note dated August 13, 1998 in the principal amount of $2,000,000 (previously filed)

     4.4 Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

     4.5 Certificate of Correction Relating to the Series B Redeemable Preferred Stock of the Registrant (previously filed)

     10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

     10.2 Promissory Note dated August 13, 1998 in the principal amount of $6,200,000 (previously filed)

     23       Consent of Grossman Yanak & Ford LLP (previously filed)

     99       Press Release dated August 13, 1998 (previously filed)

KCS COMPUTER SERVICES, INC.

BALANCE SHEET     (UNAUDITED)
JULY 31, 1998
--------------------------------------------------------------------------------


ASSETS                                                NOTES
------                                                -----
CURRENT ASSETS:
Cash                                                    1          $  339,891
Trade accounts receivable (net of allowance
  for doubtful accounts of $130,000)                                1,753,617
Deferred income taxes                                  1,5             64,000
Prepaid expenses                                                        6,784
                                                                   ----------

Total current assets                                                2,164,292

PROPERTY AND EQUIPMENT, NET                            1,2            183,308

DEPOSITS                                                                6,733
                                                                   ----------

TOTAL                                                              $2,354,333
                                                                   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
Accounts payable                                                   $  258,716
Accrued payroll and payroll related expenses                          252,120
Accrued other taxes                                     7              18,145
Income taxes payable                                   1,5            150,760
Current portion of notes payable                        3             456,125
Current portion of capital lease obligations            4               7,749
                                                                   ----------

Total current liabilities                                           1,143,615
                                                                   ----------

LONG-TERM LIABILITIES:
Notes payable                                           3             170,750
Capital lease obligation                                4               5,115
Deferred income taxes                                  1,5            226,000
                                                                   ----------

Total long-term liabilities                                           401,865
                                                                   ----------

STOCKHOLDERS' EQUITY:
Common stock - par value $1 per share;
  500,000 shares authorized; 1,040 shares
  issued and outstanding                                                1,040
Additional paid-in capital                                                 43
Retained earnings                                                     807,770
                                                                   ----------

Total stockholders' equity                                            808,853
                                                                   ----------

TOTAL                                                              $2,354,333
                                                                   ==========

See notes to financial statements.

--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS     (UNAUDITED)
FOR THE SEVEN MONTHS ENDED JULY 31, 1998
--------------------------------------------------------------------------------

                                                      NOTES
                                                      -----

PROFESSIONAL FEES                                                  $8,275,539
                                                                   ----------
EXPENSES:
Wages and salaries                                                  4,162,101
Payroll taxes                                                         364,954
Employee fringe benefits                                              134,432
Outside services                                                    2,211,119
Cost of software and computers resold                                  86,589
Travel and entertainment                                              343,717
Club dues                                                               3,808
Rent                                                                  141,215
Repairs                                                                   708
Utilities                                                              47,408
Auto expense                                                           40,434
Professional services                                                  11,782
Advertising                                                            22,973
Seminars and training                                                  14,246
Office expense                                                         45,816
Other taxes                                                             9,071
Insurance                                                              22,032
Dues and subscriptions                                                  2,944
Charitable contributions                                                  150
Depreciation and amortization                                          39,901
Bad debt expense                                                      109,082
Miscellaneous                                                         (16,039)
                                                                   ----------

Total                                                               7,798,443
                                                                   ----------

OPERATING INCOME                                                      477,096
                                                                   ----------

OTHER EXPENSE:
Interest expense                                        3              37,950
Miscellaneous                                                         107,697
                                                                   ----------

Total                                                                 145,647
                                                                   ----------

INCOME BEFORE TAXES                                                   331,449

INCOME TAX PROVISION                                    5             131,588
                                                                   ----------

NET INCOME                                                            199,861
                                                                   ----------

RETAINED EARNINGS, BEGINNING                                          607,909
                                                                   ----------

RETAINED EARNINGS, ENDING                                          $  807,770
                                                                   ==========

See notes to financial statements.

--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

STATEMENT OF CASH FLOWS     (UNAUDITED)
FOR THE SEVEN MONTHS ENDED JULY 31, 1998
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                         $  199,861
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
 Depreciation and amortization                                         39,901
 Deferred income taxes                                               (156,000)
 (Increase) decrease in:
   Accounts receivable                                               (245,724)
   Prepaid expenses                                                    (6,683)
  Increase (decrease) in:
   Accounts payable                                                   104,061
   Accrued liabilities                                               (268,769)
                                                                   ----------

Net cash provided by (used in) operating activities                  (333,353)
                                                                   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
Property additions                                                    (28,771)
Increase in deposits                                                   (4,426)
                                                                   ----------

Net cash provided by (used in) investing activities                   (33,197)
                                                                   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable and
 capital lease obligations                                           (257,676)
 Proceeds from borrowings                                             300,000
                                                                   ----------

Net cash provided by (used in) financing activities                    42,324
                                                                   ----------

NET INCREASE (DECREASE) IN CASH                                      (324,226)

CASH, BEGINNING                                                       664,117
                                                                   ----------

CASH, ENDING                                                       $  339,891
                                                                   ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for:

Interest                                                           $   37,950
                                                                   ==========

Income taxes                                                       $  482,918
                                                                   ==========

See notes to financial statements.

--------------------------------------------------------------------------------

KCS COMPUTER SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS      (UNAUDITED)
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization - KCS Computer Services, Inc. (the "Company") is a national systems integration company that provides custom technical solutions for client/server and legacy system environments. The Company was incorporated in Pennsylvania on March 20, 1986. Effective December 31, 1996, Information Technology Solutions, Inc., KCS Training and Temporary Services, Inc. and KCS Personnel Services, Inc., which were affiliated companies also controlled by the controlling stockholder, were merged into KCS Computer Services, Inc.

   On August 13, 1998, the Company's stockholders sold all of the outstanding stock of the Company. In connection with this transaction, the Company is now a wholly-owned subsidiary of Allin Communications Corporation.

   Basis of Accounting - The accompanying financial statements have been prepared on the accrual basis of accounting. Revenues are recognized when earned and expenses are recognized when incurred.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

   Cash - The Company maintains cash at financial institutions which may at times exceed federally insured amounts and which may at times exceed balance sheet amounts due to outstanding checks.

   Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided for financial reporting purposes using the straight-line method over the estimated useful lives of the assets ranging from five to thirty-nine years. Maintenance and repairs are charged to income as incurred. The cost of property sold or retired and the related accumulated depreciation are eliminated from the accounts and the resulting gain or loss is reflected in earnings. Net property and equipment includes assets held under capital leases with a cost of $67,803 and with accumulated amortization of $56,261 as of July 31, 1998.

--------------------------------------------------------------------------------

   Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of current taxes due plus deferred taxes related primarily to differences between the bases of accrued expenses and property and equipment for financial and income tax reporting and the results of a change in accounting method for income tax purposes (see
   Note 6).

   The deferred tax assets and liabilities represent future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

2. PROPERTY AND EQUIPMENT

   Property and equipment at July 31, 1998 consists of:

   Office furniture and equipment              $ 394,018
   Leasehold improvements                         54,325
                                               ---------
   Total                                         448,343
   Less accumulated depreciation
    and amortization                            (265,035)
                                               ---------

   Property and equipment, net                 $ 183,308
                                               =========

3. NOTES PAYABLE
                                            July 31,1998
                                            ------------
   Notes payable consist of:

   Note payable to bank in monthly
    principal installments of $21,344
    plus interest at the prime rate plus
    .75% through March 2000                     $426,875

-------------------------------------------------------------------------------

                                            July 31,1998
                                            ------------
   Note payable to bank in monthly
    principal installments of $25,000
    plus interest at prime rate plus
    .5% from April 1998 through
    March 1999                                  $200,000
                                                --------

    Total                                        626,875

    Less current portion                         456,125
                                                --------

    Long-term debt                              $170,750
                                                ========

    Maturities of debt for years after July 31, 1998 are as follows:

        1999                                    $456,125
        2000                                     170,750
                                                --------

        Total                                   $626,875
                                                ========

   The Company also has a revolving line of credit agreement, which expires on March 27, 1999, with maximum borrowings of $400,000. Interest on the line is payable monthly at the prime rate plus .5% at July 31, 1998. The prime rate was 8.5% at July 31, 1998. There was no outstanding borrowings on the line at July 31, 1998.

   The term notes and line of credit are secured by all tangible and intangible assets of the Company, are personally guaranteed by the majority stockholder, and are subject to certain covenants which are ordinary to such credit facilities and which include restrictions as to, among other things, debt coverage ratios and tangible net worth.

4. LEASES

   The Company leases office space, automobiles and equipment under operating leases that expire at various times through 2002. Total rental expense under operating leases for the seven months ended July 31, 1998 was $141,215. Minimum future annual rental commitments for all non-cancellable operating leases as of July 31, 1998 are as follows:

        1999                                    $215,523
        2000                                     178,474
        2001                                      89,530
        2002                                      11,308
                                                --------

        Total                                   $494,835
                                                ========

--------------------------------------------------------------------------------

   The Company leases other office equipment under capital leases which expire
   at various times through 2002.   The following represents the future minimum
   lease payments under capital leases and their present value at July 31, 1998:

        1999                                         $   9,102
        2000                                             2,712
        2001                                             2,712
        2002                                               678
                                                      --------

        Total minimum lease payments                    15,204
        Less amount representing interest                2,340
                                                      --------

        Present value of minimum lease payments
        (including $7,749 classified as current)     $  12,864
                                                     =========

5. INCOME TAXES

   The components of the income tax provision are as follows:

   Current income tax provision:
    Federal                                          $ 209,693
    State                                               58,895
                                                     ---------

   Total                                               268,588
                                                     ---------

   Deferred income tax benefit:
    Federal                                           (103,000)
    State                                              (34,000)
                                                     ---------

   Total                                              (137,000)
                                                     ---------

   Total                                             $ 131,588
                                                     =========


   The Company changed its method of accounting for income tax purposes from the cash basis to the accrual basis under Section 446 of the Internal Revenue Code effective with the filing of the 1997 corporate income tax return. Among the effects of this change will be the recognition of approximately $993,000
   of  taxable  income  evenly over a  four  year    period beginning in 1997.
   Accordingly, approximately $248,000 of taxable income was included in 1998 for purposes of calculating the current tax provision for the six months ended July 31, 1998.

--------------------------------------------------------------------------------

   The provision for income taxes for the seven months ended July 31, 1998 is more than that calculated at statutory rates principally due to deductions recognized in the financial statements which are not deductible for tax purposes, primarily consisting of penalties and nondeductible club dues, meals and entertainment.

   The net deferred tax assets and liabilities at July 31, 1998 consist of $64,000 of current deferred tax assets related principally to the allowance for doubtful accounts and accrued expenses and $226,000 of noncurrent deferred tax liabilities related principally to the Section 446 adjustment discussed above and accumulated depreciation.

6. PROFIT SHARING PLAN

   The Company sponsors a 401(k) profit sharing plan covering substantially all employees under which eligible employees may contribute a portion of their eligible earnings to the plan. The Company may make discretionary contributions as determined by the Board of Directors. No Company contributions were recognized for the seven months ended July 31, 1998.

7. OTHER COMMITMENTS AND CONTINGENCIES

   The Pennsylvania Department of Revenue has presented KCS Computer Services, Inc. and its prior affiliated companies (See Note 1) a tax assessment of $193,212 plus penalties and interest of $63,238 as a result of a sales tax audit. The Company had filed timely appeals and vigorously contested the assessment. During April 1998, the Pennsylvania Department of Revenue reduced the assessment by $57,020 and abated penalties of $38,492. During September 1998, the Pennsylvania Department of Revenue further reduced the assessment to $9,345. Accordingly, the assessment, penalties and interest, except for $10,837 of use tax that will not be contested, have not been reflected in these financial statements.

--------------------------------------------------------------------------------

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

   The following Pro Forma Condensed Consolidated Statement of Operations of Allin Communications Corporation (the "Company") for the nine months ended September 30, 1998 is based on its historical financial statements as of September 30, 1998, adjusted to give effect to its August 13, 1998 acquisition of all of the issued and outstanding capital stock of KCS Computer Services, Inc. ("KCS"). The pro forma financial information assumes that such acquisition had occurred on January 1, 1997. The Pro Forma Condensed Consolidated Statement of Operations also assumes the that Company's August 13, 1998 issuance of Series B preferred stock and warrants and its October 1, 1998 closure of its current revolving credit facility had occurred on January 1, 1997. The pro forma financial information included in the report herein should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements filed previously on the Company's Report on Form 8-K/A (Amendment No. 1) dated as of August 13, 1998.

   The pro forma condensed consolidated financial information reflects the purchase method of accounting for the acquisition of KCS, and accordingly is based on estimated purchase accounting adjustments that are subject to further revision depending upon completion of any appraisals or other studies of the fair value of assets and liabilities. The final purchase accounting adjustments are not expected to differ significantly from the estimates used herein.

   Intercompany sales or expenses recorded between the Company and KCS during the periods presented have been eliminated. The Company's consolidated results of operations for the nine months ended September 30, 1998 include the results of operations of KCS for August and September 1998.

   The Company's Consolidated Statement of Operations for the nine months ended September 30, 1998 has reflected the disposal of SportsWave, Inc. Results of operations attributable to SportsWave and the gain recognized on disposal are reflected as Discontinued Operations in the Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1998.

   The pro forma condensed consolidated financial information reflects certain assumptions described above and in Notes to Pro Forma Condensed Consolidated Statement of Operations below. The pro forma financial information does not purport to present what the Company's results of operations would actually have been if the acquisition of KCS had occurred on the assumed date, as specified above, or to project the Company's financial condition or results of operations for any future period.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                  (Unaudited)

                 (Dollars in thousands, except per share data)

                                                                   KCS
                                                                 Computer
                                             Consolidated     Services, Inc.
                                                Allin         (Seven Months
                                            Communications        Ended           Pro Forma                    Pro Forma
                                             Corporation      July 31, 1998)     Adjustments       Notes      Consolidated
                                             -----------      --------------     -----------       -----      ------------
Revenue                                     $     9,568        $     8,276                                     $    17,844

Cost of sales                                     5,088                 87           5,676          (6)             10,851
                                            -----------        -----------                                      ----------

Gross profit                                      4,480              8,189                                           6,993

Selling, general & administrative                10,936              7,819          (5,341)        (1)(6)           13,414
                                            -----------        -----------                                      ----------

Loss from operations                             (6,456)               370                                          (6,421)

Interest expense (income), net                      (66)                38             209         (2)(3)              181
                                            -----------        -----------                         (4)(5)       ----------

Loss before income tax expense                   (6,390)               332                                          (6,602)

Income tax expense                                    6                132                                             138
                                            -----------        -----------                                      ----------

Loss after income tax expense                    (6,396)               200                                          (6,740)

Minority interest in non-consolidated
  corporation                                        18                  -                                              18
                                            -----------        -----------                                      ----------

Loss from continuing operations                  (6,414)              200                                           (6,758)

(Gain) loss from discontinued operations         (1,719)                                                            (1,719)
                                            -----------        -----------                                      ----------

Net loss                                    $    (4,695)               200                                      $   (5,039)
                                            ===========        ===========                                      ==========

Net loss per common share - basic
  and diluted                               $     (0.89)                                                        $    (0.95)
                                            -----------                                                         ----------

Weighted average shares outstanding -
  basic and diluted                           5,301,699                                                          5,301,699
                                            -----------                                                         ----------

The accompanying notes are an integral part of these financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
(UNAUDITED)

(Dollars in thousands, except per share data)


The pro forma adjustments to the condensed consolidated statement of operations are as follows:

(1) To record estimated amortization expense related to intangible assets recorded in connection with the acquisition of KCS, including assembled work force, customer list and goodwill. Estimated additional amortization expense is $335 for the nine months ended September 30, 1998.

(2) To record additional interest expense of $76 for the nine months ended September 30, 1998 for a $2,000 note payable related to the acquisition of KCS.

(3) To record interest expense of $72 for the nine months ended September 30, 1998 related to the borrowing of $1,000 under the Company's revolving credit line with S&T Bank. The borrowing is assumed to have occurred to repay a portion of a note payable due a selling KCS shareholder approximately 1.5 months after the assumed date of KCS acquisition, January 1, 1997. The interest expense is based on estimated prime interest rates during the periods and the premium to prime rate specified in the Company's loan agreement.

(4) To reflect foregone interest income at estimated money market rates on $2,355 of the Company's working capital assumed to have been utilized in connection with repayment of the $6,200 note payable related to the KCS acquisition. Foregone interest income is estimated at $96 for the nine months ended September 30, 1998.

(5) To reflect reduced interest expense resulting from the assumed January 1, 1997 repayment of notes payable due from KCS to a bank. The estimated reduction in interest expense is based on average principal balances outstanding during the respective periods, estimated prime interest rates during the periods and the premium to prime rate applicable under the KCS notes. Reduced interest expense reflected in the pro forma statement of operations is $35 for the nine months ended September 30, 1998.

(6) To reclassify estimated cost of sales applicable to KCS' operations during the period presented in the pro forma statements of operations. Such costs were not segregated from other selling, general & administrative expenses in KCS financial statements. Cost of sales was estimated based on rates consistent with historical KCS operational analysis of billing rates and consultant costs. The reclassification makes the presentation consistent with the Company's classifications of cost of sales and selling, general & administrative expenses for its technology consulting business. Amounts reclassified to cost of sales were $5,676 for the nine months ended September 30, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  ALLIN COMMUNICATIONS CORPORATION


Date: November 10, 1998           By: /s/ Richard W. Talarico
                                      -----------------------
                                      Richard W. Talarico
                                      Chairman and Chief Executive Officer

                                 EXHIBIT INDEX


2.1 Stock Purchase Agreement dated August 13, 1998 among the Registrant, KCS Computer Services, Inc. and the stockholders of KCS Computer Services, Inc. (previously filed)

3(i)(a) Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

3(i)(b) Certificate of Correction Relating to the Series B Redeemable Preferred Stock of the Registrant (previously filed)

4.1 Preemptive Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

4.2 Form of Warrant for purchasers of Series B Redeemable Preferred Stock (previously filed)

4.3 Promissory Note dated August 13, 1998 in the principal amount of $2,000,000 (previously filed)

4.4 Certificate of Designation for Series B Redeemable Preferred Stock of the Registrant (previously filed)

4.5 Certificate of Correction Relating to the Series B Redeemable Preferred Stock of the Registrant (previously filed)


10.1 Registration Rights Agreement dated August 13, 1998 among the Registrant and certain stockholders of the Registrant (previously filed)

10.2 Promissory Note dated August 13, 1998 in the principal amount of $6,200,000 (previously filed)

23       Consent of Grossman Yanak & Ford LLP (previously filed)

99       Press Release dated August 13, 1998 (previously filed)